CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated December 30, 2024, for the Pacer Funds Trust, which includes the Pacer American Energy Independence ETF, Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF, Pacer Developed Markets Cash Cows Growth Leaders ETF, Pacer BlueStar Digital Entertainment ETF, Pacer BlueStar Engineering the Future ETF, Pacer Metaurus Nasdaq-100 Dividend Multiplier 600 ETF, Pacer Swan SOS Conservative (January) ETF, Pacer Swan SOS Conservative (April) ETF, Pacer Swan SOS Conservative (July) ETF, Pacer Swan SOS Conservative (October) ETF, Pacer Swan SOS Moderate (January) ETF, Pacer Swan SOS Moderate (April) ETF, Pacer Swan SOS Moderate (July) ETF, Pacer Swan SOS Moderate (October) ETF, Pacer Swan SOS Flex (January) ETF, Pacer Swan SOS Flex (April) ETF, Pacer Swan SOS Flex (July) ETF, Pacer Swan SOS Flex (October) ETF and Pacer Swan SOS Fund of Funds ETF (collectively the “Funds”), and to all references to our firm included in or made a part of this Post-Effective Amendment No. 125 under the Securities Act of 1933 and Post-Effective Amendment No. 127 the Investment Company Act of 1940 to Pacer Funds Trust Registration Statement on Form N-1A (File Nos. 333-201530 and 811-23024), including the references to our firm under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the Funds.
Huntingdon Valley, Pennsylvania
February 24, 2025